Exhibit 10.2

ADMINISTRATION AGREEMENT

This ADMINISTRATION AGREEMENT (“Agreement”) is made as of the 26th day of July, 2022 by and between Brightwood Capital Corporation I, a Maryland corporation (the “Company”), and Brightwood Capital Advisors LLC, a Maryland limited liability company (the “Administrator”).  The Company and the Administrator are sometimes referred to herein separately as a “party” and collectively as the “parties”.

RECITALS

WHEREAS, the Company is a closed-end management investment company that intends to elect to be regulated as business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	Duties of the Administrator

(a)            Employment of Administrator. The Company hereby employs the Administrator to act as administrator, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Company, with respect to services provided to the Company (the “Services”) for the period and on the terms and conditions set forth in this Agreement.  The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such Services to the Company and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below.  The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company; provided, however, that the Administrator may enter into agreements as an agent of the Company in furtherance of its responsibilities under this Agreement.

(b)            Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company.  Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board of Directors of the Company, the Administrator shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable.  The Administrator shall make reports to the Board of Directors of the Company of its performance of its obligations to the Company hereunder, and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company, as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company.  The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare, print and disseminate reports to stockholders and reports and other materials filed with the Securities and Exchange Commission (the “SEC”) or any other regulatory authority.  The Administrator will provide on the Company’s behalf significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance.  In addition, the Administrator will assist the Company in overseeing the preparation and filing of its tax returns, and generally overseeing the payment of its expenses and the performance of administrative and professional services rendered to the Company by others.

(c)            Retention of Third Party Service Providers. The Administrator is hereby authorized to enter into one or more agreements with third party service providers as an agent of the Company (including any sub-administrator) (each, a “Service Provider”) pursuant to which the Administrator may obtain the services of the Service Provider(s) to assist the Administrator in fulfilling its responsibilities to the Company hereunder; provided, however, that if the Company’s assets are treated as “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Administrator shall engage an independent third-party firm to manage all responsibility regarding valuation matters. The Company shall be responsible for any expenses incurred by the Administrator on behalf of the Company payable to any Service Provider. Any sub-administration agreement entered into by the Administrator shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law, including ERISA, if applicable.

2.	Records

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator for the Company hereunder and will maintain and keep such books, accounts and records in accordance with the Investment Company Act.  In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request.  The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above.  Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.	Confidentiality

The parties hereto agree that each shall treat confidentially all information provided by a party to any other party regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement or any other agreement between the Company, the Administrator or any of their respective affiliates, shall not be disclosed to any third party, without the prior consent of such providing party.  The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation, including ERISA, if applicable.

4.	Compensation; Allocation of Costs and Expenses

In full consideration of the provision of the Services of the Administrator, to the extent permitted by ERISA, if applicable, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities to the Company hereunder.  In addition, under such circumstances, to the extent permitted by ERISA, if applicable, the Company shall reimburse any affiliate of the Administrator for any costs and expenses incurred by such affiliate on behalf of the Administrator in connection with the Administrator’s provision of Services to the Company under this Agreement.

Except as otherwise indicated in this Section 4, the Company will bear all costs and expenses that are directly and specifically related to its operation, administration and transactions and not specifically assumed by the Company’s investment adviser (the “Adviser”), pursuant to that certain Investment Advisory and Management Agreement, dated as of [ ], 2022 by and between the Company and the Adviser (the “Investment Management Agreement”). Furthermore, the Company will bear its own legal and other expenses incurred in connection with the Company’s formation and organization and the offering of its shares, including external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts (other than any placement fees, which will be borne by the Adviser directly).

In addition to the Management Fee (as defined in the Investment Management Agreement) paid pursuant to the Investment Management Agreement, except as noted above, costs and expenses to be borne by the Company include, but are not limited to, those relating to:

(i)	all costs and expenses with respect to the actual or proposed acquisition, financing, holding, monitoring, liquidation, winding up or disposition of the Company’s investments, including refinancings, whether such investments are ultimately consummated or not, including, origination fees, syndication fees, due diligence costs, broken deal expenses, bank service fees, fees and expenses of custodians, transfer agents, brokers, finders, consultants, experts, travel expenses incurred for investment-related purposes, outside legal counsel, consultants and accountants, administrator’s fees of third party administrators (subject to clause (xxiii) clause below) financing costs (including interest expenses) fees paid to third parties or to the Adviser or any affiliate to provide collateral management, debt servicing and other administrative services to special purpose vehicles that hold certain of the Company’s investments pledged as collateral to secure credit facilities extended to finance the Company’s loan portfolio”;

(ii)	expenses for liability insurance, including officers and independent directors liability insurance, cyber insurance and other insurance;

(iii)	extraordinary expenses incurred by the Company (including litigation);

(iv)	indemnification and contribution expenses provided, that the Company will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;

(v)	taxes and other governmental fees and charges;

(vi)	administering and servicing and special servicing fees paid to third parties for the Company’s benefit;

(vii)	the cost of Company-related operational and accounting software and related expenses;

(viii)	cost of software (including the fees of third-party software developers) used by the Adviser and its affiliates to track and monitor the Company’s investments (specifically, cost of software related to data warehousing, portfolio administration/reconciliation, loan pricing and trade settlement attributable to the Company);

(ix)	expenses related to the valuation or appraisal of the Company’s investments, including expenses incurred with respect to third party valuations (in the case that assets of the Company are treated as “plan assets” for purposes of ERISA);

(x)	risk, research and market data-related expenses (including software) incurred for the Company’s investments;

(xi)	fees, costs and expenses (including legal fees and expenses) incurred to comply with any applicable law, rule or regulation (including regulatory filings such as financial statement filings, ownership filings (Section 16 or Section 13 filings), blue sky filings and registration statement filings, as applicable) to which the Company is subject or incurred in connection with any governmental inquiry, investigation or proceeding involving the Company; provided that the Company will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;

(xii)	costs associated with the wind-up, liquidation, dissolution and termination of the Company;

(xiii)	other legal, compliance, operating, accounting, tax return preparation and consulting, auditing and administrative expenses in accordance with this Agreement and the Investment Management Agreement and fees for outside services provided to the Company or on the Company’s behalf; provided that if the assets of the Company are treated as “plan assets” for purposes of ERISA, the Company shall not incur such expenses or fees, if such expenses or fees arise in connection with such services, to the extent that they are performed by the Administrator (as opposed to any sub-administrator or Service Provider appointed by the Administrator);

(xiv)	expenses of the Board of Directors of the Company (including the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board of Directors of the Company, as well as travel and out-of-pocket expenses related to the attendance by directors at meetings of the Board of Directors of the Company), to the extent permitted under applicable law, including ERISA, if applicable;

(xv)	annual or special meetings of the stockholders of the Company (“Shareholders”);

(xvi)	the costs and expenses associated with preparing, filing and delivering to Shareholders periodic and other reports and filings required under federal securities laws as a result of the Company’s status as a BDC;

(xvii)	ongoing Company offering expenses;

(xviii)	federal and state registration fees pertaining to the Company;

(xix)	costs of Company-related proxy statements, Shareholders’ reports and notices;

(xx)	costs associated with obtaining fidelity bonds as required by the 1940 Act;

(xxi)	printing, mailing and all other similar direct expenses relating to the Company;

(xxii)	expenses incurred in preparation for or in connection with (or otherwise relating to) any initial public offering or other debt or equity offering conducted by the Company, including but not limited to external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts.

Pursuant to the Investment Management Agreement, investment-related expenses with respect to investments in which the Company invests together with one or more parallel funds (or co-investment vehicles) shall generally be allocated among all such entities on the basis of available capital for each such entity; provided that if the Adviser reasonably believes that such allocation method would produce an inequitable result to any such entity, the Adviser may allocate such expenses among such entities in any other manner that the Adviser believes in good faith to be fair and equitable.

5.	Limitation of Liability of the Administrator; Indemnification

The Administrator, its affiliates and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Administrator, including without limitation its sole member, to the extent they are providing services for or otherwise acting on behalf of the Administrator, the Adviser or the Company, shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Administrator, its affiliates and their respective officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation its sole member and any person affiliated with Brightwood Capital Advisors, LLC or the Adviser, each of whom shall be deemed a third party beneficiary hereof (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its stockholders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of the Administrator’s duties, by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC Commission or its staff thereunder), or violation of applicable law, including breach of its fiduciary duties under ERISA, if applicable.

6.	Activities of the Administrator

The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each affiliate of the Administrator and any other person providing services to the Company as arranged by the Administrator, is free to render services to others.  It is understood that directors, officers, employees and stockholders of the Company, are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company, as stockholders or otherwise.

7.	Duration and Termination of this Agreement

(a)            This Agreement shall become effective as of the date hereof.  This Agreement shall continue in effect for two years from the date hereof, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Company’s Board of Directors, or by the vote of a majority of the outstanding voting securities of the Company and (B) the vote of a majority of the Company’s Board of Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(b)            The Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, (i) by the vote of a majority of the outstanding voting securities of the Company or by the vote of the Company’s Board of Directors, or (ii) by the Administrator.

8.	Amendments of this Agreement

This Agreement may not be amended or modified except by a written instrument signed by each party hereto.

9.	Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement may not be assigned by a party without the consent of the other parties.  The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

10.	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware and the applicable provisions of the Investment Company Act and ERISA.  To the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act or ERISA, the Investment Company Act or ERISA shall control.

11.	No Waiver

The failure of any party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

12.	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

13.	Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other parties at their principal office.

14.	Counterparts

This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

15.	Entire Agreement

This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements with respect to such subject matter.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

BRIGHTWOOD CAPITAL CORPORATION I

By:	/s/ Russell C. Zomback
Name: Russell C. Zomback
Title: Chief Financial Officer

BRIGHTWOOD CAPITAL ADVISORS, LLC

By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Managing Member